Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan
Jon Levenson, Senior Vice President	Doorley/Brian Shiver
+1-441-278-9000	Sard Verbinnen & Co.
Jon.Levenson@validusholdings.com	+1-212-687-8080
VALIDUS ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS
Net Loss of ($172.4) Million After Significant Worldwide Catastrophes
Diluted Book Value Per Share of $31.32 at March 31, 2011
     Pembroke, Bermuda, May 5, 2011 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported a net loss of ($172.4) million, or ($1.78) per diluted common share for the three months ended March 31, 2011, compared to a net loss of ($118.4) million, or ($0.95) per diluted common share, for the three months ended March 31, 2010.
     Net operating (loss) for the three months ended March 31, 2011 was ($165.4) million, or ($1.71) per diluted common share, compared with net operating (loss) of ($136.4) million, or ($1.09) per diluted common share, for the three months ended March 31, 2010.
     Net operating (loss) income, a non-GAAP financial measure, is defined as net (loss) income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
     In relation to the three months ended March 31, 2011 results, Ed Noonan, Chairman and Chief Executive Officer of Validus commented: “Our financial results were materially affected by the numerous worldwide catastrophe losses occurring in the first quarter of 2011. Our diluted book value per share of $31.32 at March 31, 2011 declined by 4.3% after adjusting for the $0.25 per common share dividend paid in the quarter.”
“The significant elevated worldwide loss activity since the beginning of 2010, in conjunction with changes to certain commercial vendors’ catastrophe models, is resulting in improved pricing and demand for catastrophe reinsurance. Given our strong balance sheet, Validus remains in an excellent position to provide substantial capacity to our reinsurance clients.”
First quarter 2011 results
     Highlights for the first quarter include the following:
•	Gross premiums written for the three months ended March 31, 2011 were $849.9 million compared to $870.9 million for the three months ended March 31, 2010, a decrease of $21.0 million, or 2.4%.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

•	Net premiums earned for the three months ended March 31, 2011 were $429.5 million compared to $457.7 million for the three months ended March 31, 2010, a decrease of $28.2 million, or 6.2%.

•	Underwriting loss for the three months ended March 31, 2011 was ($184.5) million compared to a Underwriting loss of ($157.2) million for the three months ended March 31, 2010, an increase of $27.3 million, or 17.4%.

•	Combined ratio of 143.0% which included $26.5 million of favorable prior year loss reserve development, benefiting the loss ratio by 6.2 percentage points.

•	Net operating loss for the three months ended March 31, 2011 of ($165.4) million compared to net operating loss of ($136.4) million for the three months ended March 31, 2010, an increase of $29.0 million, or 21.3%, reflecting decreased underwriting and investment income.

•	Net loss for the three months ended March 31, 2011 was ($172.4) million compared to net loss of ($118.4) million for the three months ended March 31, 2010, an increase of $54.0 million, or 45.6%, reflecting decreased operating results and a $28.2 million increase in net unrealized losses on investments.

•	Annualized return on average equity of (20.2)% and annualized operating return on average equity of (19.4)%.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Notable Loss Events
     For three months ended March 31, 2011, the Company incurred losses and loss expenses of $293.8 million from the notable loss events, which represented 68.4 percentage points of the loss ratio, excluding reserve for potential development on 2011 notable loss events, as described below. Net of $22.7 million of reinstatement premiums, the effect of these events on net income was $271.1 million. For the three months ended March 31, 2010, the Company incurred $323.9 million from notable loss events, which represented 70.8 percentage points of loss ratio, excluding reserve for potential development on 2010 notable loss events, as described below. Net of reinstatement premiums of $17.0 million, the effect of these events on net income was $306.9 million. The Company’s loss ratio, excluding prior year development and notable loss events for the three months ended March 31, 2011 and 2010 was 48.7% and 39.6%, respectively.

		Three months ended March 31, 2011
		(Dollars in thousands)
First Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
		Net Losses		Net Losses		Net Losses
		and Loss		and Loss		and Loss
Description		Expenses (b)	% of NPE	Expenses (b)	% of NPE	Expenses (b)	% of NPE
Tohoku earthquake	Earthquake	$101,156	40.1%	$47,770	26.9%	$148,926	34.7%
Gryphon Alpha	Mooring failure	42,914	17.0%	9,520	5.4%	52,434	12.2%
Christchurch earthquake	Earthquake	32,381	12.8%	9,500	5.4%	41,881	9.8%
Brisbane floods	Floods	25,023	9.9%	6,000	3.4%	31,023	7.2%
CNRL Horizon	Explosion	12,000	4.8%	7,500	4.2%	19,500	4.5%

Total		$213,474	84.6%	$80,290	45.3%	$293,764	68.4%

		Three months ended March 31, 2010
		(Dollars in thousands)
First Quarter 2010 Notable Loss Events (a)		Validus Re		Talbot		Total
		Net Losses		Net Losses		Net Losses
		and Loss		and Loss		and Loss
Description		Expenses (b)	% of NPE	Expenses (b)	% of NPE	Expenses (b)	% of NPE
Chilean earthquake	Earthquake	$243,670	85.8%	$49,446	28.5%	$293,116	64.0%
Windstorm Xynthia	Windstorm	12,558	4.4%	—	—	12,558	2.8%
Melbourne hailstorm	Hailstorm	18,200	6.5%	—	—	18,200	4.0%

Total		$274,428	96.7%	$49,446	28.5%	$323,874	70.8%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

(a)	These notable loss event amounts exclude the reserve for potential development on 2010 and 2011 notable loss events and are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

(b)	Net of reinsurance but not net of reinstatement premiums. Reinstatement premiums were $22.7 million for the three months ended March 31, 2011 and $17.0 million for the three months ended March 31, 2010.
Validus Re Segment Results
     Gross premiums written for the three months ended March 31, 2011 were $611.2 million compared to $640.3 million for the three months ended March 31, 2010, a decrease of $29.1 million, or 4.5%. Gross premiums written for the three months ended March 31, 2011 included $365.3 million of property premiums, $185.0 million of marine premiums and $60.9 million of specialty premiums compared to $412.4 million of property premiums, $170.0 million of marine premiums and $57.9 million of specialty premiums in the three months ended March 31, 2010.
     Net premiums earned for the three months ended March 31, 2011 were $252.3 million compared to $283.9 million for the three months ended March 31, 2010, a decrease of $31.6 million, or 11.1%.
     The combined ratio for the three months ended March 31, 2011 and 2010 was 144.5%.
     The loss ratio for the three months ended March 31, 2011 was 123.1% compared to 122.9% for the three months ended March 31, 2010, an increase of 0.2 percentage points. For the three months ended March 31, 2011, Validus Re incurred $213.5 million of losses attributable to notable loss events, which represented 84.6 percentage points of the loss ratio. The loss ratio for the three months ended March 31, 2011 included favorable prior year loss reserve development of $11.3 million, benefiting the loss ratio by 4.5 percentage points.
Talbot Segment Results
     Gross premiums written for the three months ended March 31, 2011 were $263.1 million compared to $270.5 million for the three months ended March 31, 2010, a decrease of $7.5 million, or 2.8%. Gross premiums written for the three months ended March 31, 2011 included $70.7 million of property premiums, $105.0 million of marine premiums and $87.4 million of specialty premiums compared to $85.9 million of property premiums, $102.9 million of marine premiums and $81.7 million of specialty premiums in the three months ended March 31, 2010.
     Net premiums earned for the three months ended March 31, 2011 were $177.2 million compared to $173.8 million for the three months ended March 31, 2010, an increase of $3.5 million, or 2.0%.
     The combined ratio for the three months ended March 31, 2011 was 132.2% compared to 110.3% for the three months ended March 31, 2010, an increase of 21.9 percentage points.
     The loss ratio for the three months ended March 31, 2011 was 93.5% compared to 74.6% for the three months ended March 31, 2010, an increase of 18.9 percentage points. For the three months ended March 31, 2011, Talbot incurred $80.3 million of losses attributable to notable loss events, which represented 45.3 percentage points of the loss ratio. The loss ratio for the three months ended March 31, 2011 included favorable prior year loss reserve development of $15.2 million, benefiting the loss ratio by 8.6 percentage points.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Corporate Segment Results
     Corporate segment results included executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2011 were $9.1 million compared to $11.7 million for the three months ended March 31, 2010, a decrease of $2.6 million, or 22.3%. Share compensation expenses for the three months ended March 31, 2011 were $6.2 million compared to $3.4 million for the three months ended March 31, 2010, an increase of $2.8 million, or 83.7%.
Investments
     Net investment income for the three months ended March 31, 2011 was $30.0 million compared to $34.3 million for the three months ended March 31, 2010, a decrease of $4.3 million, or 12.6%. Net investment income decreased due to falling yields in fixed maturity investments.
     Net realized gains on investments for the three months ended March 31, 2011 were $6.4 million compared to net realized gains of $11.4 million for the three months ended March 31, 2010, a decrease of $5.0 million, or 44.0%.
     Net unrealized losses on investments for the three months ended March 31, 2011 were ($12.8) million compared to net unrealized gains of $15.4 million for the three months ended March 31, 2010, a decrease of $28.2 million, or 183.2%. The net unrealized losses in the three months ended March 31, 2011 were due to increasing interest rates which reduced the value of the fixed income portfolio.
Finance Expenses
     Finance expenses for the three months ended March 31, 2011 were $14.0 million compared to $15.2 million for the three months ended March 31, 2010, a decrease of $1.2 million, or 7.6%. The decrease was primarily driven by a $2.7 million decrease in payments under the Talbot third party FAL facility which was closed as of December 31, 2009. This was offset by a $1.6 million increase in interest in relation to the 2010 Senior Notes which were issued on January 26, 2010 which did not incur a full months interest expense in January 2010. Finance expenses included interest on the Company’s senior notes, junior subordinated deferrable debentures and fees related to the Company’s credit facilities.
Shareholders’ Equity and Capitalization
     As at March 31, 2011, shareholders’ equity was $3.3 billion. Diluted book value per common share was $31.32 at March 31, 2011, compared to $32.98 at December 31, 2010. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
     Total capitalization at March 31, 2011 was $3.9 billion, including $289.8 million of junior subordinated deferrable debentures and $246.9 million of senior notes.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Share Repurchase Program
     A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity
	(Expressed in thousands of U.S. dollars except for share and per share information)
	As at December
	31, 2010				As at March 31,
Effect of share repurchases:	(cumulative)	January	February	March	2011
Aggregate purchase price (a)	$941,170	$6,000	$—	$—	$6,000
Shares repurchased	34,836,885	195,100	—	—	195,100
Average price (a)	$27.02	$30.75	$—	$—	$30.75
Estimated net accretive (dilutive) impact on:

Diluted BV per common share (b)					$1.02
Diluted EPS — Quarter (c)					$ N/A

	Share Repurchase Activity
	(Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31,					As at May 3,	Cumulative to Date
Effect of share repurchases:	2011 (cumulative)	April		May		2011	Effect
Aggregate purchase price (a)	$947,170	$		$		$—	$947,170
Shares repurchased	35,031,985					—	35,031,985
Average price (a)	$27.04		$—		$—	$—	$27.04

(a)	Share transactions are on a trade date basis through May 3, 2011 and are inclusive of commissions. Average share price is rounded to two decimal places.

(b)	As the average price per share repurchased during the periods 2009, 2010 and 2011 was lower than the book value per common share, the repurchase of shares increased the Company’s period ending book value per share.

(c)	The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. Due to the net loss incurred during the three months ended March 31, 2011, there is no accretive (dilutive) impact on Diluted EPS.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Conference Call
     The Company will host a conference call for analysts and investors on May 6, 2011 at 9:00 AM (Eastern) to discuss the first quarter 2011 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-700-0133 (toll-free U.S.) or 1-617-213-8831 (international) and entering the pass code 54736372#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 20, 2011 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 21525842#.
     This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company’s website through May 20, 2011. In addition, a financial supplement relating to the Company’s financial results for the three months ended March 31, 2011 is available in the Investor Relations section of the Company’s website.
About Validus Holdings, Ltd.
     Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2011 (unaudited) and December 31, 2010
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2011 -$4,544,110; 2010 - $4,772,037)	$4,589,849	$4,823,867
Short-term investments, at fair value (amortized cost: 2011 - $565,600; 2010 - $273,444)	565,620	273,514
Other investments, at fair value (amortized cost: 2011 -$16,089; 2010 - $18,392)	19,772	21,478
Cash and cash equivalents	717,444	620,740

Total investments and cash	5,892,685	5,739,599
Premiums receivable	916,012	568,761
Deferred acquisition costs	174,361	123,897
Prepaid reinsurance premiums	115,522	71,417
Securities lending collateral	33,143	22,328
Loss reserves recoverable	453,701	283,134
Paid losses recoverable	26,483	27,996
Income taxes recoverable	876	1,142
Intangible assets	117,853	118,893
Goodwill	20,393	20,393
Accrued investment income	33,282	33,726
Other assets	41,379	49,592

Total assets	$7,825,690	$7,060,878

Liabilities
Reserve for losses and loss expenses	$2,534,415	$2,035,973
Unearned premiums	1,083,164	728,516
Reinsurance balances payable	157,645	63,667
Securities lending payable	33,878	23,093
Deferred income taxes	22,705	24,908
Net payable for investments purchased	59,671	43,896
Accounts payable and accrued expenses	82,190	99,320
Senior notes payable	246,901	246,874
Debentures payable	289,800	289,800

Total liabilities	4,510,369	3,556,047

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2011 - 133,320,162;
2010 - 132,838,111; Outstanding: 2011 - 98,288,177; 2010 - 98,001,226)	23,331	23,247
Treasury shares (2011 - 35,031,985; 2010 - 34,836,885)	(6,131)	(6,096)
Additional paid-in-capital	1,870,104	1,860,960
Accumulated other comprehensive (loss)	(4,498)	(5,455)
Retained earnings	1,432,515	1,632,175

Total shareholders’ equity	3,315,321	3,504,831

Total liabilities and shareholders’ equity	$7,825,690	$7,060,878

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	(unaudited)
	2011	2010
Underwriting income
Gross premiums written	$849,896	$870,934
Reinsurance premiums ceded	(109,820)	(90,739)

Net premiums written	740,076	780,195
Change in unearned premiums	(310,543)	(322,501)

Net premiums earned	429,533	457,694

Underwriting deductions
Losses and loss expenses	476,198	478,531
Policy acquisition costs	77,296	76,176
General and administrative expenses	48,477	53,569
Share compensation expenses	12,049	6,576

Total underwriting deductions	614,020	614,852

Underwriting (loss)	$(184,487)	$(157,158)

Net investment income	29,975	34,299
Other income	1,606	888
Finance expenses	(14,001)	(15,151)

Operating (loss) before taxes	(166,907)	(137,122)
Tax benefit	1,459	697

Net operating (loss)	$(165,448)	(136,425)

Net realized gains on investments	6,379	11,398
Net unrealized (losses) gains on investments	(12,828)	15,413
Foreign exchange (losses)	(467)	(8,764)

Net (loss)	$(172,364)	$(118,378)

Selected ratios:
Net premiums written / Gross premiums written	87.1%	89.6%

Losses and loss expenses	110.9%	104.6%
Policy acquisition costs	18.0%	16.6%
General and administrative expenses	14.1%	13.1%

Expense ratio	32.1%	29.7%

Combined ratio	143.0%	134.3%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three months ended March 31, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended March 31,
	(unaudited)
	2011	2010
Validus Re
Gross premiums written	$611,238	$640,295
Reinsurance premiums ceded	(46,805)	(13,110)

Net premiums written	564,433	627,185
Change in unearned premiums	(312,124)	(343,264)

Net premiums earned	252,309	283,921
Losses and loss expenses	310,544	348,920
Policy acquisition costs	40,066	43,503
General and administrative expenses	10,657	16,312
Share compensation expenses	3,105	1,629

Total underwriting deductions	364,372	410,364

Underwriting (loss)	(112,063)	(126,443)

Talbot
Gross premiums written	$263,057	$270,541
Reinsurance premiums ceded	(87,414)	(117,531)

Net premiums written	175,643	153,010
Change in unearned premiums	1,581	20,763

Net premiums earned	177,224	173,773
Losses and loss expenses	165,654	129,611
Policy acquisition costs	37,216	34,945
General and administrative expenses	28,722	25,548
Share compensation expenses	2,719	1,559

Total underwriting deductions	234,311	191,663

Underwriting (loss)	(57,087)	(17,890)

Corporate & Eliminations
Gross premiums written	$(24,399)	$(39,902)
Reinsurance premiums ceded	24,399	39,902

Net premiums written	—	—
Change in unearned premiums	—	—

Net premiums earned	—	—
Losses and loss expenses	—	—
Policy acquisition costs	14	(2,272)
General and administrative expenses	9,098	11,709
Share compensation expenses	6,225	3,388

Total underwriting deductions	15,337	12,825

Underwriting (loss)	(15,337)	(12,825)

.

Total underwriting (loss)	$(184,487)	$(157,158)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income (Loss), Net Operating Income (Loss) per
share, and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended
	(unaudited)
	March 31,	March 31,
	2011	2010

Net (loss)	$(172,364)	$(118,378)
Adjustments for:
Net realized (gains) on investments	(6,379)	(11,398)
Net unrealized losses (gains) on investments	12,828	(15,413)
Foreign exchange losses	467	8,764

Net operating (loss)	(165,448)	(136,425)
less: Dividends and distributions
declared on outstanding warrants	(1,984)	(1,749)

Net operating (loss), adjusted	$(167,432)	$(138,174)

Net (loss) per share — diluted	$(1.78)	$(0.95)
Adjustments for:
Net realized (gains) on investments	(0.06)	(0.09)
Net unrealized losses (gains) on investments	0.13	(0.12)
Foreign exchange losses	—	0.07

Net operating (loss) per share — diluted	$(1.71)	$(1.09)

Weighted average number of common shares and common share equivalents	97,944,340	126,633,277

Average shareholders’ equity	$3,410,076	$3,895,343

Annualized net operating return on average equity	(19.4)%	(14.0)%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at March 31, 2011 (unaudited) and December 31, 2010
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at March 31, 2011
	(unaudited)
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity	$3,315,321	98,288,177		$33.73

Diluted book value per common share
Total shareholders’ equity	3,315,321	98,288,177
Assumed exercise of outstanding warrants	139,272	7,934,860	$17.55
Assumed exercise of outstanding stock options	50,571	2,521,975	$20.05
Unvested restricted shares	—	3,177,751

Diluted book value per common share	$3,505,164	111,922,763		$31.32

	As at December 31, 2010
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity	$3,504,831	98,001,226		$35.76

Diluted book value per common share
Total shareholders’ equity	3,504,831	98,001,226
Assumed exercise of outstanding warrants	139,272	7,934,860	$17.55
Assumed exercise of outstanding stock options	54,997	2,723,684	$20.19
Unvested restricted shares	—	3,496,096

Diluted book value per common share	$3,699,100	112,155,866		$32.98

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
     This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
     In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

and unrealized gains (losses) on investments, foreign exchange gains (losses) and gain on bargain purchase, net of expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity. Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
     Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com